Illumina Reports Strong Start to Fiscal Year 2014

San Diego -- (BUSINESS WIRE) - April 22, 2014 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the first quarter of 2014.

First quarter 2014 results:

•	Revenue of $421 million, a 27% increase compared to $331 million in the first quarter of 2013

•	GAAP net income for the quarter of $60 million, or $0.40 per diluted share, compared to net loss of $23 million, or $0.18 per diluted share, for the first quarter of 2013

•
Non-GAAP net income for the quarter of $80 million, or $0.53 per diluted share, compared to $63 million, or $0.46 per diluted share, for the first quarter of 2013 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss)” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $37 million and free cash flow of $18 million for the quarter

Gross margin in the first quarter of 2014 was 66.1% compared to 66.3% in the prior year period. Excluding the effect of non-cash charges associated with stock compensation, amortization of acquired intangible assets, legal contingencies, and inventory revaluation adjustments, non-GAAP gross margin was 70.4% for the first quarter of 2014 compared to 69.2% in the prior year period.

Research and development (R&D) expenses for the first quarter of 2014 were $77.0 million compared to $61.5 million in the prior year period. R&D expenses included $11.7 million and $8.0 million of non-cash stock compensation expense in the first quarters of 2014 and 2013, respectively. Excluding these charges and contingent compensation, R&D expenses as a percentage of revenue were 15.5% compared to 16.0% in the prior year period.

Selling, general and administrative (SG&A) expenses for the first quarter of 2014 were $109.6 million compared to $85.1 million in the prior year period. SG&A expenses included $19.4 million and $14.6 million of non-cash stock compensation expense in the first quarters of 2014 and 2013, respectively. Excluding these charges, amortization of acquired intangible assets and contingent compensation, SG&A expenses as a percentage of revenue were 19.9%, flat compared to the prior year period.

Depreciation and amortization expenses were $28.4 million and capital expenditures were $19.0 million during the first quarter of 2014. The Company ended the first quarter of 2014 with $1.09 billion in cash, cash equivalents and short-term investments, compared to $1.17 billion as of December 29, 2013.

“Our first quarter results have set the stage for a strong 2014,” stated Jay Flatley, CEO. “We are experiencing an exciting uptake of our new products, including the NextSeq™ 500 and HiSeq X™ Ten, while demand for the overall product portfolio remains robust. We continue to innovate across the entire spectrum of the sequencing workflow to more broadly enable the adoption of genomics.”

Updates since our last earnings release:

•
Introduced new products to support oncology clinical research and discovery including the TruSeq® RNA Access Library Prep Kit, and the TruSight™ Myeloid Sequencing Panel and several new BaseSpace Core Apps

•	Announced that Novogene, Human Longevity, Inc., and WuXi Genome Center have purchased HiSeq X Ten sequencing systems

•
Published results in the New England Journal of Medicine that demonstrate that the verifi® Prenatal Test performs consistently well in pregnant women regardless of their risk level for fetal aneuploidy

•	Announced that Science for Life Laboratory (SciLifeLab) in Sweden has joined the Illumina Genome Network (IGN)

•	Launched the Illumina Accelerator Program, the world’s first business accelerator focused solely on creating an innovation ecosystem for the genomics industry

•	Repurchased $130 million of common stock under our previously announced share repurchase programs

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2014 the Company has increased projections to approximately 21% to 23% revenue growth and non-GAAP earnings per fully diluted share of $2.10 to $2.15.

Quarterly conference call information
The conference call will begin at 2:30 pm Pacific Time (5:30 pm Eastern Time) on Tuesday, April 22, 2014. Interested parties may listen to the call by dialing 888.679.8033 (passcode: 81417326), or if outside North America by dialing 1.617.213.4846 (passcode: 81417326). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 9:30 pm Pacific Time (12:30 am Eastern Time) on April 22, 2014 through April 29, 2014 by dialing 888.286.8010 (passcode: 38433522), or if outside North America by dialing 1.617.801.6888 (passcode: 38433522).

Statement regarding use of non-GAAP financial measures
The Company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company’s financial measures under GAAP include substantial charges related to stock compensation expense, legal contingencies, amortization of acquired intangible assets, non-cash interest expense associated with the Company’s convertible debt instruments that may be settled in cash, acquisition related expense, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Per share amounts also include the double dilution associated with the accounting treatment of the Company’s 0.625% convertible senior notes outstanding at the beginning of the period and the corresponding call option overlay. Management believes that presentation of operating results that excludes these items and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (iv) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services; and (vi) our ability to maintain our revenue levels and profitability during periods of research funding reduction or uncertainty and adverse economic and business conditions, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Illumina
Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA, and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its applications, paving the way for molecular medicine and ultimately transforming healthcare.

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Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
rchambers@illumina.com
or
Media:
Eric Endicott
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 30, 2014	December 29, 2013
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$518,513	$711,637
Short-term investments	573,289	453,966
Accounts receivable, net	293,045	238,946
Inventory	164,231	154,099
Deferred tax assets, current portion	40,349	36,076
Prepaid expenses and other current assets	42,516	22,811
Total current assets	1,631,943	1,617,535
Property and equipment, net	210,372	202,666
Goodwill	723,259	723,061
Intangible assets, net	316,984	331,173
Deferred tax assets, long-term portion	101,336	88,480
Other assets	69,676	56,091
Total assets	$3,053,570	$3,019,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$86,471	$73,655
Accrued liabilities	215,292	219,120
Long-term debt, current portion	848,016	29,288
Total current liabilities	1,149,779	322,063
Long-term debt	—	839,305
Long-term legal contingencies	138,780	132,933
Other long-term liabilities	191,398	191,221
Conversion option subject to cash settlement	—	282
Stockholders’ equity	1,573,613	1,533,202
Total liabilities and stockholders’ equity	$3,053,570	$3,019,006

	Illumina, Inc.
	Condensed Consolidated Statements of Operations
	(In thousands, except per share amounts)
	(unaudited)

	Three Months Ended
	March 30, 2014	March 31, 2013
Revenue:
Product revenue	$362,211	$296,170
Service and other revenue	58,570	34,788
Total revenue	420,781	330,958
Cost of revenue:
Cost of product revenue (a)	111,441	89,978
Cost of service and other revenue (a)	21,513	15,138
Amortization of acquired intangible assets	9,535	6,550
Total cost of revenue	142,489	111,666
Gross profit	278,292	219,292
Operating expense:
Research and development (a)	77,041	61,450
Selling, general and administrative (a)	109,573	85,074
Acquisition related (gain) expense, net	(1,013)	3,821
Headquarter relocation	595	757
Legal contingencies	—	105,853
Unsolicited tender offer related expense	—	7,484
Total operating expense	186,196	264,439
Income (loss) from operations	92,096	(45,147)
Other expense, net	(8,308)	(2,415)
Income (loss) before income taxes	83,788	(47,562)
Provision for (benefit from) income taxes	23,811	(24,975)
Net income (loss)	$59,977	$(22,587)
Net income (loss) per basic share	$0.47	$(0.18)
Net income (loss) per diluted share	$0.40	$(0.18)
Shares used in calculating basic net income (loss) per share	128,146	123,768
Shares used in calculating diluted net income (loss) per share	150,619	123,768

(a) Includes total stock-based compensation expense for stock-based awards:

	Three Months Ended
	March 30, 2014	March 31, 2013
Cost of product revenue	$2,095	$1,442
Cost of service and other revenue	285	154
Research and development	11,669	8,006
Selling, general and administrative	19,375	14,617
Stock-based compensation expense before taxes	$33,424	$24,219

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended
	March 30, 2014	March 31, 2013
Net cash provided by operating activities (a)	$37,087	$87,840
Net cash used in investing activities	(144,387)	(65,021)
Net cash used in financing activities (a)	(85,924)	(13,006)
Effect of exchange rate changes on cash and cash equivalents	100	(712)
Net (decrease) increase in cash and cash equivalents	(193,124)	9,101
Cash and cash equivalents, beginning of period	711,637	433,981
Cash and cash equivalents, end of period	$518,513	$443,082

Calculation of free cash flow:
Net cash provided by operating activities (a)	$37,087	$87,840
Purchases of property and equipment	(19,012)	(21,441)
Free cash flow (b)	$18,075	$66,399

______________________________________________________________________________________________________
(a) Net cash provided by operating activities excludes excess tax benefit related to stock-based compensation of $50.5 million in Q1 2014 and $5.3 million in Q1 2013, respectively. Net cash used in financing activities reflects the excess tax benefit as a corresponding in-flow in the respective periods.

(b) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE:

	Three Months Ended
	March 30, 2014	March 31, 2013
GAAP net income (loss) per share - diluted	$0.40	$(0.18)
Pro forma impact of weighted average shares (a)	—	—
Adjustments to net income (loss):
Amortization of acquired intangible assets	0.09	0.06
Non-cash interest expense (b)	0.06	0.07
Legal contingencies (c)	0.04	0.79
Contingent compensation expense (d)	0.02	0.03
Acquisition related (gain) expense, net (e)	(0.01)	0.03
Headquarter relocation	—	0.01
Unsolicited tender offer related expense	—	0.06
Cost-method investment related gain	—	(0.05)
Inventory revaluation adjustment	—	—
Incremental non-GAAP tax expense (f)	(0.07)	(0.36)
Non-GAAP net income per share - diluted (g)	$0.53	$0.46
Shares used in calculating non-GAAP diluted net income per share	149,971	134,850

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS):
GAAP net income (loss)	$59,977	$(22,587)
Amortization of acquired intangible assets	13,191	8,131
Non-cash interest expense (b)	9,022	9,052
Legal contingencies (c)	5,846	106,922
Contingent compensation expense (d)	2,840	3,418
Acquisition related (gain) expense, net (e)	(1,013)	3,821
Headquarter relocation	595	757
Unsolicited tender offer related expense	—	7,484
Cost-method investment related gain	—	(6,113)
Inventory revaluation adjustment	—	458
Incremental non-GAAP tax expense (f)	(10,411)	(48,724)
Non-GAAP net income (g)	$80,047	$62,619

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income (loss) per share	150,619	123,768
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes (a)	(648)	(1,062)
Weighted average potential common shares excluded due to anti-dilutive effect (a)	—	12,144
Weighted average shares used in calculation of non-GAAP diluted net income per share	149,971	134,850

______________________________________________________________________________________________________

(a) Pro forma impact of weighted average shares includes the impact of: (1) double dilution associated with the accounting treatment of the Company’s outstanding convertible debt and the corresponding call option overlay; and (2) weighted average shares excluded from calculation of GAAP diluted net loss per share for Q1 2013 due to anti-dilutive effect on GAAP net loss.

(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(c) Legal contingencies primarily represented charges recorded based on a judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(d) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(e) Acquisition related (gain) expense, net Q1 2014 consisted primarily of $1.8 million in net gains from changes in fair value of contingent consideration offset by $0.8 million in transaction related costs for a prior period acquisition. Acquisition related (gain) expense, net in Q1 2013 consisted of transaction cost of $3.4 million and net changes in fair value of contingent consideration of $0.4 million.

(f) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.

(g) Non-GAAP net income and diluted net income per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income and diluted net income per share are key drivers of our core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended
	March 30, 2014		March 31, 2013
GAAP gross profit	$278,292	66.1%	$219,292	66.3%
Stock-based compensation expense	2,380	0.6%	1,596	0.5%
Amortization of acquired intangible assets	9,535	2.3%	6,550	2.0%
Legal contingencies (a)	5,846	1.4%	1,069	0.3%
Inventory revaluation adjustment	—	—	458	0.1%
Non-GAAP gross profit (b)	$296,053	70.4%	$228,965	69.2%

Research and development expense	$77,041	18.3%	$61,450	18.6%
Stock-based compensation expense	(11,669)	(2.8)%	(8,006)	(2.5)%
Contingent compensation expense (c)	(84)	—	(489)	(0.1)%
Non-GAAP research and development expense	$65,288	15.5%	$52,955	16.0%

Selling, general and administrative expense	$109,573	26.0%	$85,074	25.7%
Stock-based compensation expense	(19,375)	(4.5)%	(14,617)	(4.4)%
Amortization of acquired intangible assets	(3,656)	(0.9)%	(1,581)	(0.5)%
Contingent compensation expense (c)	(2,756)	(0.7)%	(2,929)	(0.9)%
Non-GAAP selling, general and administrative expense	$83,786	19.9%	$65,947	19.9%

GAAP operating profit (loss)	$92,096	21.9%	$(45,147)	(13.6)%
Stock-based compensation expense	33,424	7.9%	24,219	7.3%
Amortization of acquired intangible assets	13,191	3.2%	8,131	2.5%
Legal contingencies (a)	5,846	1.4%	106,922	32.3%
Contingent compensation expense (c)	2,840	0.7%	3,418	1.0%
Acquisition related (gain) expense, net (d)	(1,013)	(0.3)%	3,821	1.2%
Headquarter relocation	595	0.1%	757	0.2%
Unsolicited tender offer related expense	—	—	7,484	2.3%
Inventory revaluation adjustment	—	—	458	0.1%
Non-GAAP operating profit (b)	$146,979	34.9%	$110,063	33.3%

GAAP other expense, net	$(8,308)	(2.0)%	$(2,415)	(0.7)%
Non-cash interest expense (e)	9,022	2.2%	9,052	2.7%
Cost-method investment related gain	—	—	(6,113)	(1.8)%
Non-GAAP other income, net (b)	$714	0.2%	$524	0.2%
______________________________________________________________________________________________________

(a) Legal contingencies during fiscal year 2013 primarily represented charges recorded based on a judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(b) Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the Company’s products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance.

(c) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(d) Acquisition related (gain) expense, net in Q1 2014 consisted primarily of $1.8 million in net gains from changes in fair value of contingent consideration offset by $0.8 million in transaction related costs for a prior period acquisition. Acquisition related (gain) expense, net in Q1 2013 consisted of transaction cost of $3.4 million and net changes in fair value of contingent consideration of $0.4 million.

(e) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 29, 2013 filed with the SEC on February 18, 2014. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2014
Diluted net income per share
Non-GAAP diluted net income per share	$2.10 - $2.15
Amortization of acquired intangible assets	(0.19)
Non-cash interest expense (a)	(0.16)
Legal contingencies (b)	(0.10)
Contingent compensation expense (c)	(0.02)
Headquarter relocation (d)	(0.01)
GAAP diluted net income per share	$1.62 - $1.67

______________________________________________________________________________________________________

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Legal contingencies represent charges to be recorded based on a judgment associated with the patent litigation brought by Syntrix BioSystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(c) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(d) Headquarter relocation represents accretion of interest expense on lease exit liability.